                                                                   EXHIBIT 25(e)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                       (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS       60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                             WELLS FARGO & COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                          13-2553920
     (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


     420 MONTGOMERY STREET
     SAN FRANCISCO, CALIFORNIA                         94163
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


                      GUARANTEE OF PREFERRED SECURITIES OF
                             WELLS FARGO CAPITAL I
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         --------------------
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR IS AN AFFILIATE OF THE
         ------------------------------
         TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS
         -----------------
         STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.


    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 14th day of November, 1996.


          THE FIRST NATIONAL BANK OF CHICAGO,
          TRUSTEE

          By  /s/ John R. Prendiville
                  John R. Prendiville
                  Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                 November 14, 1996


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of a Guarantee Agreement between Wells Fargo & Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 By   /s/ John R. Prendiville
                                          John R. Prendiville
                                          Vice President

                                   EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago   Call Date: 06/30/96  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                        Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                   C400
                                                                DOLLAR AMOUNTS IN              ------------      Less
                                                                   THOUSANDS         RCFD      BIL MIL THOU      Than -
                                                                -----------------    ----      ------------      -------
ASSETS
1.   Cash and balances due from depository institutions
     (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and
        coin(1).............................................                        0081       3,572,641          1.a.
     b. Interest-bearing balances(2)........................                        0071       6,958,367          1.b.
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B,
        column A)...........................................                        1754               0          2.a.
     b. Available-for-sale securities (from Schedule RC-B,
        column D)...........................................                        1773       1,448,974          2.b.
3.   Federal funds sold and securities purchased under
     agreements to resell in domestic offices of the bank
     and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold..................................                        0276       5,020,878          3.a.
     b. Securities purchased under agreements to resell.....                        0277         918,688          3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from
        Schedule RC-C)...................................... RCFD 2122 19,125,160                                 4.a.
     b. LESS: Allowance for loan and lease losses........... RCFD 3123    379,232                                 4.b.
     c. LESS: Allocated transfer risk reserve............... RCFD 3128          0                                 4.c.
     d. Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b
        and 4.c)............................................                        2125      18,745,928          4.d.
5.   Assets held in trading accounts........................                        3545       9,599,172          5.
6.   Premises and fixed assets (including capitalized
     leases)................................................                        2145         623,289          6.
7.   Other real estate owned (from Schedule RC-M)...........                        2150           8,927          7.
8.   Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M)..............                        2130          57,280          8.
9.   Customers' liability to this bank on acceptances                               2155         632,259          9.
     outstanding............................................
10.  Intangible assets (from Schedule RC-M).................                        2143         156,715         10.
11.  Other assets (from Schedule RC-F)......................                        2160       1,592,088         11.
12.  Total assets (sum of items 1 through 11)...............                        2170      49,335,206         12.
------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


SCHEDULE RC-CONTINUED                                      DOLLAR AMOUNTS IN
                                                               THOUSANDS                BIL MIL THOU
                                                               ---------                ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A
        and C from Schedule RC-E, part 1)..................                      RCON   2200 16,878,870    13.a.
       (1) Noninterest-bearing(1).......................... RCON 6631  7,855,880                           13.a.(1)
       (2) Interest-bearing................................ RCON 6636  9,022,990                           13.a.(2)

     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBFs (from Schedule RC-E,
        part II)...........................................                      RCFN   2200 12,677,057    13.b.
       (1) Noninterest bearing............................. RCFN 6631    766,936                           13.b.(1)
       (2) Interest-bearing................................ RCFN 6636 11,910,121                           13.b.(2)

14.  Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of
     the bank and of its Edge and Agreement
     subsidiaries, and in IBFs:
     a. Federal funds purchased............................                      RCFD   0278  1,318,968    14.a.
     b. Securities sold under agreements to repurchase.....                      RCFD   0279  1,197,589    14.b.
15.  a. Demand notes issued to the U.S. Treasury...........                      RCON   2840    104,546    15.a.
     b. Trading Liabilities................................                      RCFD   3548  6,431,784    15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less.........                      RCFD   2332  4,437,636    16.a.
     b. With original maturity of more than one year.......                      RCFD   2333     75,308    16.b.
17.  Mortgage indebtedness and obligations under
     capitalized leases....................................                      RCFD   2910    283,041    17.
18.  Bank's liability on acceptance executed and
     outstanding...........................................                      RCFD   2920    632,259    18.
19.  Subordinated notes and debentures.....................                      RCFD   3200  1,275,000    19.
20.  Other liabilities (from Schedule RC-G)................                      RCFD   2930    892,947    20.
21.  Total liabilities (sum of items 13 through 20)........                      RCFD   2948 46,205,005    21.
22.  Limited-Life preferred stock and related surplus......                      RCFD   3282          0    22.

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.........                      RCFD   3838          0    23.
24.  Common stock..........................................                      RCFD   3230    200,858    24.
25.  Surplus (exclude all surplus related to preferred
     stock)................................................                      RCFD   3839  2,349,164    25.
26.  a. Undivided profits and capital reserves.............                      RCFD   3632    584,878    26.a.
     b. Net unrealized holding gains (losses) on
        available-for-sale securities......................                      RCFD   8434     (3,951)   26.b.
27.  Cumulative foreign currency translation adjustments...                      RCFD   3284       (748)   27.
28.  Total equity  capital (sum of items 23 through 27)....                      RCFD   3210  3,130,201    28.
29.  Total liabilities, limited-life preferred stock,
     and equity capital (sum of items 21, 22, and 28)......                      RCFD   3300 49,335,206    29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external.
                                                                                         Number
    auditors as of any date during 1995.................................  RCFD 6724        N/A           M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accountants firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

---------------------
(1) Includes total demand deposits and noninterested-bearing time and savings deposits.